Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of our report dated August 31, 2007 relating to the financial statements of Cresud Sociedad Anónima Comercial, Inmobiliaria, Financiera y Agropecuaria, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial and Other Information” in such Registration Statement.

Price Waterhouse & Co. S.R.L.

By    /s/ Andrés Suarez     (Partner)

Andrés Suarez

Buenos Aires, Argentina

March 11, 2008